                                                           Exhibit 23(a)


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Boss Holdings, Inc.
Kewanee, Illinois

We have issued our report dated February 16, 2000, accompanying the financial statements and schedules of Boss Holdings, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 25, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Boss Holdings, Inc. on Form S-8 dated February 1, 2001.

/s/ Grant Thornton, LLP

February 1, 2001